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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Medjet Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Medjet Inc. of our report dated January 28, 1999 on the financial statements of Medjet Inc. and the "COMMITMENTS AND CONTINGENCIES" and "EMPLOYMENT AGREEMENTS" notes to the financial statements which are dated March 19, 1999, appearing in the annual report on Form 10-KSB for the fiscal year ended December 31, 1998, and to all references to our Firm included in this Form S-8 Registration Statement.

                            /s/ Rosenberg Rich Baker Berman & Company

                            Rosenberg Rich Baker Berman & Company


Bridgewater, New Jersey
September 24, 1999